                                Exhibit 27(n)(i)

                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. Letterhead

                                 April 21, 2003

Board of Directors
Transamerica Life Insurance Company
Separate Account VUL-A
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

     RE:  Separate Account VUL-A
          Legacy Builder Plus and Inheritance Builder Plus
          File No. 333-86231/811-9115

Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the Statements of Additional Information for the Legacy Builder Plus and the Inheritance Builder Plus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-86231/811-9115) of the Separate Account VUL-A filed by Transamerica Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By: /s/ Mary Jane Wilson-Bilik
                                             ---------------------------
                                             Mary Jane Wilson-Bilik